UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/17/2012

BMC Software, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16393

Delaware	74-2126120
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2101 CityWest Blvd.
Houston, TX 77042-2827
(Address of principal executive offices, including zip code)

713-918-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the "Board") of BMC Software, Inc. (the "Company") increased the size of the Board from 12 directors to 13 directors, as permitted by the Company's Amended and Restated Bylaws, and appointed Alex Pinchev as a director of the Company effective September 17, 2012. Mr. Pinchev was not appointed to any Board committees at this time.

Mr. Pinchev will be compensated in accordance with the compensation program for the Company's non-employee directors, as described in the Company's proxy statement filed with the Securities and Exchange Commission on June 5, 2012. Accordingly, upon his appointment to the Board, Mr. Pinchev received an initial award of 5,694 RSUs (based on an annual RSU value of $288,000 prorated) which vest in full as of July 25, 2013. The Company will enter into an indemnification agreement with Mr. Pinchev, the form of which was previously publicly filed as Exhibit 10.11 to the Company's 10-K for the year ended March 31, 1995.

There are no arrangements or understandings between Mr. Pinchev and any other person pursuant to which he was appointed as a director of the Company. There are no transactions in which Mr. Pinchev has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC Software, Inc.

Date: September 17, 2012	By:	/s/ Christopher C. Chaffin
Christopher C. Chaffin
Vice President, Deputy General Counsel & Asst. Secretary